Exhibit 99.1

FOR IMMEDIATE RELEASE
---------------------

            RESOURCES CONNECTION, INC. REPORTS FIRST QUARTER RESULTS

                 First Quarter Revenue and Earnings Improve 30%

Costa Mesa, Calif., September 28, 2005 -- Resources Connection, Inc. (NASDAQ:
RECN), an international professional services firm that provides, through its operating subsidiary Resources Global Professionals, experienced accounting and finance, risk management and internal audit, information management, human capital, supply chain management and legal professionals to clients on a project basis, today announced financial results for its first quarter ended August 31, 2005.

Total revenue for the first quarter of fiscal 2006 improved 29.6% to $149.6 million from $115.4 million for the same quarter in fiscal 2005. Net income for the quarter ended August 31, 2005, was $15.1 million, or $0.29 per diluted share, compared to net income of $11.6 million, or $0.23 per diluted share, in the quarter ended August 2004.

"Our expanding client relationships combined with the continuing needs companies have after initial Sarbanes-Oxley compliance resulted in a very strong start for Resources in fiscal 2006," said Chairman and CEO of Resources Global Professionals Donald Murray. "Our established client base, the high-quality service our associates provide, and the strength of our business model have allowed us to deliver on our global growth strategy. Our European practices performed better than expected during the summer quarter due to some large assignments. We look forward to our continued expansion in Europe and Asia and to partnering with our multi-national clients around the world."

On February 8, 2005, the Company announced that its board of directors had declared a 2 for 1 split of its common stock for all stockholders of record as of February 18, 2005. All prior year information is presented reflecting this common stock split.

ABOUT RESOURCES GLOBAL PROFESSIONALS

Resources Global Professionals is an international professional services firm that provides accounting and finance, human capital, information management, supply chain management, internal audit/risk management and legal services on a project basis. The Company was originally part of Deloitte & Touche LLP in North America. Its legacy in Europe is from Ernst & Young and in Asia Pacific from Deloitte Touche Tohmatsu Australia. Today, the Company is completely independent, autonomous and publicly traded on NASDAQ under its parent entity's name, Resources Connection, Inc. In addition to its project professional services, Resources Global Professionals has established itself as a leading business services provider for companies seeking independent and cost effective assistance for meeting or complying with many of the complex business and regulatory issues in today's marketplace.

Headquartered in Costa Mesa, California, the Company operates from more than 60 worldwide offices. The U.S. client portfolio boasts more than 30 of the Fortune 50 companies. The company was recently named to Forbes Best 200 Small Companies list for the third consecutive year. More information about the company is available at http://www.resourcesglobal.com.

Resources Global Professionals will hold a conference call for interested analysts and investors at 5:00 pm, EDT today, September 28, 2005. This conference call will be available for listening via a webcast on the Company's Internet web site, at http://www.resourcesglobal.com/.

Certain statements in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by words such as "anticipates," "believes," "can," "continue," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "should," or "will" or the negative of these terms or other comparable terminology. Such statements and all phases of Resources Connection's operations are subject to known and unknown risks, uncertainties and other factors, including seasonality, overall economic conditions and other factors and uncertainties as are identified in Resources Connection's Form 10-K for the year ended May 31, 2005 (File No. 0-32113). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Resources Connection's, and its industry's, actual results, levels of activity, performance or achievements may be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. The Company undertakes no obligation to update the forward-looking statements in this press release.

Press Contact:
David Bray
(212) 367-6824
David.Bray@eurorscg.com

                           RESOURCES CONNECTION, INC.
                              SUMMARY OF OPERATIONS
                    (in thousands, except per share amounts)

                                                            Quarter
                                                        Ended August 31,
                                                  ---------------------------
                                                      2005           2004
                                                  ------------   ------------
                                                          (unaudited)
Revenue                                           $    149,588   $    115,401
Direct costs of services                                90,650         69,934
                                                  ------------   ------------
Gross profit                                            58,938         45,467
Selling, general and administrative
expenses                                                34,092         25,181
                                                  ------------   ------------
Operating income before amortization
and depreciation                                        24,846         20,286
Amortization of
intangible assets                                          435            411
Depreciation expense                                       492            543
                                                  ------------   ------------
Operating income                                        23,919         19,332
Interest income                                           (972)          (304)
                                                  ------------   ------------
Income before provision for income
taxes                                                   24,891         19,636
Provision for income taxes                               9,832          8,051
                                                  ------------   ------------
Net income                                        $     15,059   $     11,585
                                                  ============   ============
Diluted net income per share                      $       0.29   $       0.23
                                                  ============   ============
Diluted shares                                          51,434         49,960
                                                  ============   ============

                           RESOURCES CONNECTION, INC.
                       SELECTED BALANCE SHEET INFORMATION
                                 (in thousands)

                                                     August 31, 2005    May 31, 2005
                                                     ---------------   ---------------
                                                       (unaudited)
Cash, cash equivalents, short-term
    investments and long-term marketable
    securities                                       $       140,656   $       134,741

Accounts receivable, less allowances                 $        83,356   $        80,848

Total assets                                         $       329,523   $       319,762

Current liabilities                                  $        50,422   $        63,298

Total stockholders' equity                           $       271,012   $       248,367